Exhibit 5.1

Akerman Senterfitt LLP
335 Madison Avenue
Suite 2600
New York, NY 10017
Tel: 212.880.3800
Fax: 212.880.8965

November 13, 2012
Carrols Restaurant Group, Inc.
968 James Street
Syracuse, New York 13203

Re:	Registration Statement on Form S-3
Ladies and Gentlemen:
This opinion is being furnished in connection with the filing, with the Securities and Exchange Commission (the "Commission") on or about the date hereof, under the Securities Act of 1933, as amended (the “Securities Act”), of the Registration Statement on Form S-3 (File No. 333-) (the “Registration Statement”) of Carrols Restaurant Group, Inc. (the “Company”) and the prospectus contained in such Registration Statement (the “Prospectus”). The Prospectus relates to 4,085,109 shares (the “Shares”) of the Company's common stock, par value $0.01 per share, that may be sold by the selling stockholders named therein.
This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.
For purposes of this opinion, we have examined and relied upon such documents, records, certificates, and other instruments as we have deemed necessary.
Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized, validly issued and are fully paid, and non-assessable.
The foregoing opinion is limited to the Delaware General Corporation Law. We assume no obligation to supplement this opinion letter if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinions expressed herein after the date hereof.
We hereby consent to your filing this opinion as an exhibit to the Registration Statement and to the use of our name therein and in the Prospectus under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission issued thereunder.
Very truly yours,

/s/ Akerman Senterfitt LLP

AKERMAN SENTERFITT LLP

akerman.com
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